UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 15, 2017

WALKER INNOVATION INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two High Ridge Park

Stamford, CT 06905

(Address Of Principal Executive Offices) (Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

_____________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced today that its Chief Executive Officer Jonathan Siegel, will be nominated to join the Company’s Board of Directors at the Company’s upcoming Annual Meeting.

The Company’s Annual Meeting will be held on May 3, 2017 at Five High Ridge Park in Stamford, Connecticut. The Board believes that Mr. Siegel’s experience as an executive in a broad range of industries, prior service as an elected official and over 30 years practicing corporate law will provide the Board with valuable insight with respect to leadership, executive management and legal matters.

The Company also announced today that Sharon Barner and Dr. Harvey Schiller will not stand for reelection to the Board at the Company’s 2017 Annual Meeting. The Board believes that under the Company’s current plan of operations downsizing the Board is appropriate and, consequently, Ms. Barner and Dr. Schiller consented to step down as of the 2017 Annual Meeting date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2017

WALKER INNOVATION INC.

By:	/s/ Jonathan A. Siegel
Name:	Jonathan A. Siegel
Title:	Chief Executive Officer

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